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                                                                  EXHIBIT 99(f)

                               BERKSHIRE HATHAWAY

                     PREFERRED STOCK AND WARRANTS TERM SHEET

Securities to be Issued:      Newco, a Delaware corporation and a wholly-owned
                              subsidiary of White Mountains Insurance Group,
                              Ltd., a company organized under the laws of Bermuda ("WTM"), will issue to Berkshire Hathaway
                              Inc., a Delaware corporation, or an affiliate
                              ("Berkshire Hathaway"), $300 million face amount of preferred stock (the "Preferred Stock"), for a purchase price of $225 million. WTM will issue to Berkshire Hathaway or an affiliate thereof warrants to acquire 1,714,285 shares of WTM's common stock at an exercise price of $175 per share (the "Warrants"), for a purchase price of $75 million (together with the purchase price of the Preferred Stock, the "Purchase Price"). Where appropriate herein the term "Berkshire Hathaway" shall refer to any affiliate of Berkshire Hathaway that is the holder or intended holder of the Preferred Stock or the Warrants.

                              The Preferred Stock and Warrants will be issued by Newco and WTM, respectively, on receipt of the Purchase Price from Berkshire Hathaway on the day of the closing of the acquisition by Newco of CGU Corporation, a Delaware corporation ("CGU"), on substantially the terms of the Stock Purchase Agreement with respect to CGU in the form attached hereto as Exhibit B (the "Stock Purchase Agreement").

                              Newco is that corporation described in Exhibit A hereto as Newco; Newco has and shall have the position described in Exhibit A in the corporate structure of WTM and its subsidiaries; and other investors are making the investments in WTM in the amounts and on the terms described in Exhibit A; so that immediately following the closing the corporate and capital structure of WTM and its direct and indirect subsidiaries shall be as set forth in Exhibit A, except for such changes in the corporate and capital structure of WTM and its direct and indirect subsidiaries as shall not adversely affect in any material respect Berkshire Hathaway.

Preferred Stock Liquidation   $300 million plus any and all past due dividends,
Preference:                   whether or not declared.

Rank: The Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, upon liquidation or otherwise, prior to all other shares of preferred stock or common stock of Newco and prior to all shares of any other class or series of stock of Newco.
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Preferred Stock Dividend:     2.35475% cumulative dividend per quarter,
                              compounded quarterly at the same rate of 2.35475% per quarter (with respect to any amounts not paid when due) and payable quarterly, from the date of issuance. If any dividend is not paid when due, Newco shall be prohibited from paying any dividends or making any distributions on its common stock or on any other stock junior to the Preferred Stock, and from redeeming or otherwise purchasing (either directly or through any subsidiary) any shares of its common stock or of any other stock junior to the Preferred Stock, until all past due dividends are paid in full. There shall be no right of redemption of the Preferred Stock or other "acceleration" right triggered by Newco's failure to pay dividends on the Preferred Stock. So long as any shares of the Preferred Stock are outstanding, Newco shall not declare or pay any dividend or distribution on its common stock or repurchase any shares of its common stock or of any other stock junior to the Preferred Stock or make any loan to, or guarantee any indebtedness of, WTM or any subsidiary of WTM intermediate between WTM and Newco without the written consent of the holders of a majority-in-interest of the Preferred Stock unless the amount of such dividend, distribution, repurchase, loan or guarantee by Newco is less than Newco's aggregate consolidated net income (under U.S. GAAP) since January 1, 2001 minus the sum of (x) the aggregate dividends and distributions previously paid by Newco since January 1, 2001, (y) any past due dividends then due to be paid on the Preferred Stock or on other equity securities besides the common stock of Newco and (z) the aggregate amount of any other then outstanding indebtedness (plus accrued interest and other related charges) of WTM or any subsidiary of WTM intermediate between WTM and Newco guaranteed by or payable to Newco, provided, however, that notwithstanding this restriction,
                              (1) dividends not in excess of $20.0 million (in addition to any dividends paid on the Preferred Stock) may be paid by Newco in each of the first three years following the issuance of the Preferred Stock and (2) Newco may unconditionally guarantee payment (provided any demand for payment in connection with amounts guaranteed must first be made on WTM) of up to $50,000,000 in indebtedness (plus accrued interest and other related charges) of WTM or any subsidiary of WTM intermediate between WTM and Newco. WTM agrees to pay (if it is able) any amounts subject to any such guarantee that are due to be paid.

Preferred Stock Term:         Seven years from the date of issuance.  The
                              Preferred Stock will be redeemed by Newco at the
                              end of the term for the amount of the Liquidation
                              Preference.
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Preferred Stock Make Whole    Newco and Berkshire Hathaway will enter into a
Provision:                    separate agreement providing that, (a) if the
                              dividends paid or deemed paid to Berkshire
                              Hathaway on the Preferred Stock do not qualify for the 70 percent dividends-received deduction as a result of Newco's lack of available earnings and profits, Newco will reimburse Berkshire Hathaway an amount equal, on an after tax basis, to any additional taxes, interest and penalties paid by Berkshire Hathaway as a result of such failure to qualify and as a result of such reimbursement payment by Newco, and (b) if the dividends paid or deemed paid to Berkshire Hathaway on the Preferred
                              Stock are extraordinary dividends within the meaning of Section 1059 of the Internal Revenue
                              Code, Newco will reimburse Berkshire Hathaway an amount equal, on an after tax basis, to any additional taxes, interest and penalties paid by Berkshire Hathaway (x) as a result of such dividend being an extraordinary dividend, either with respect to receipt of such extraordinary dividend or Berkshire Hathaway's disposition of the Preferred Stock and (y) as a result of such reimbursement payment by Newco.

Preferred Stock Voting:       Non-voting (except as required by law). The
                              consent or approval of holders of no less than a two-thirds majority of any shares of outstanding
                              Preferred Stock, voting as a single class, shall be required prior to any amendment, alteration or repeal of Newco's Certificate of Incorporation or any certificate of designation related to the Preferred Stock or any other alteration or change to the Preferred Stock's preferences, rights, powers or designations that adversely affects the Preferred Stock or increases the authorized number of shares of the Preferred Stock.

Preferred Stock               Transferable only to an affiliate of Berkshire
Transferability:              Hathaway. The Preferred Stock has not been and
                              will not be registered under the Securities Act of 1933 and may not be offered or sold in the United
                              States or to U.S. persons in the absence of such registration except in reliance on an exemption from the Securities Act.

Closing:                      The Transactions are anticipated to close between
                              December 15, 2000 and February 15, 2001. The drop
                              dead date for this equity commitment will match
                              the drop dead date in the Stock Purchase
                              Agreement; PROVIDED, HOWEVER, Berkshire Hathaway
                              may immediately terminate this equity commitment
                              by written notice to WTM if (a) any of the
                              conditions to Berkshire Hathaway's obligation
                              hereunder to complete the Berkshire Hathaway
                              Investment shall have become incapable of
                              fulfillment prior to June 30, 2001, and shall have
                              not been waived by Berkshire Hathaway or (b) there
                              shall be any order, injunction, or decree of any
                              governmental entity which prohibits the
                              consummation of the Berkshire Hathaway Investment
                              and such order, injunction or decree shall have
                              become final and nonappealable.
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Obligations to Purchase       Berkshire Hathaway will be obligated to purchase
Preferred Stock and           the Preferred Stock and Warrants (the "Berkshire
Warrants:                     Hathaway Investment") concurrently with when the
                              Transactions (as defined in Exhibit A) are completed, including the closing of the acquisition by Newco of CGU pursuant to the terms and conditions of the Stock Purchase Agreement, the consummation of the Financing on the terms and conditions set forth in the Commitment Letter
                              (each as defined in Exhibit A), the consummation of the sale of the convertible preferred stock as described in Exhibit E (the "WTM Equity Term
                              Sheet") and the delivery to Berkshire Hathaway of the Preferred Stock and Warrants, in each case reasonably reflecting the terms of this term sheet. The Stock Purchase Agreement, the
                              Commitment Letter and the WTM Equity Term Sheet
                              (except to the extent necessary to provide that the Required Shareholder Approval does not apply to the Series A Warrants) will not be amended and the closing conditions contained therein will not be waived in any material respect without the prior written consent of Berkshire Hathaway. In addition, Berkshire Hathaway's obligation to effect the Berkshire Hathaway Investment shall be subject to (a) there being no change at the time of closing in the corporate and capital structure of WTM and its subsidiaries as set forth on Exhibit A that adversely affects in any material respect Berkshire Hathaway, (b) expiration or termination of the waiting period, if any, under the Hart-Scott-Rodino Act with respect to the Berkshire Hathaway Investment, (c) receipt of all necessary approvals from state insurance regulators (which approvals shall permit exercise of the Warrants without any further approvals other than in the case of the Series B Warrants, the Required Shareholder Approval) with respect to the Berkshire Hathaway Investment and (d) the absence of any injunction or other order of any governmental authority prohibiting the consummation of the Berkshire Hathaway Investment.
                              A written notice of the closing of the acquisition of CGU by Newco will be delivered to Berkshire
                              Hathaway three business days before such closing day, and on the closing day, prior to Berkshire
                              Hathaway's purchase, Berkshire Hathaway shall receive from WTM an officer's certificate as to the satisfaction of all of the conditions to Berkshire Hathaway's obligations hereunder (other than as to matters that are within the knowledge or control of Berkshire Hathaway). Each party shall use its reasonable best efforts to obtain all necessary governmental and regulatory approvals.

Warrant Term:                 Seven years from the date of issuance.

Exercise of Warrants:         The Warrants will be exercisable solely for cash
                              at an exercise price of $175 per share of WTM
                              common stock (the "Exercise Price"). The Warrants
                              shall be issued in two series, Series A and Series
                              B. The Series A Warrants shall entitle the holder
                              to purchase 1,170,000 shares of WTM common stock
                              and the Series B Warrants, except as described
                              below, shall entitle the holder to purchase
                              544,285 shares of WTM common stock.
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                              Because the number of shares of WTM common stock
                              issuable upon exercise of the Series B Warrants exceeds the threshold for requiring shareholder approval pursuant to Section 312.03(c) of the New
                              York Stock Exchange Listed Company Manual (the
                              "NYSE"), the exercise of the Series B Warrants will be deferred until the earlier of March 31, 2003 and when WTM receives the shareholder approval required by the NYSE (the "Required
                              Shareholder Approval"). WTM will seek such approval not later than its 2001 Annual Meeting.
                              WTM will not issue additional shares of its common stock prior to obtaining the Required Shareholder
                              Approval to the extent that such issuance would reduce (after taking into account any Warrant
                              Antidilution Adjustment) the number of shares of common stock that WTM could issue upon the exercise of any of the Series A Warrants. WTM shall at all times reserve out of its authorized and unissued common stock, for the sole purpose of exercise of the Warrants, such number of shares as shall be sufficient to effect the exercise. If WTM shall be a party to a merger or other transaction in which its common stock is changed into or exchanged for other securities or property, as a condition of such transaction adequate provision shall be made so that the Warrants upon exercise shall be entitled to receive the aggregate consideration which the shares of common stock underlying such Warrants would be changed into or receive in such transaction.

                              If after March 31, 2003, the Required Shareholder Approval has not been obtained at the time of the exercise of any Series B Warrants, in lieu of issuing WTM common stock, WTM shall pay Warrant holder in cash, for each share of WTM common stock to which such holder would otherwise be entitled upon exercise of such Series B Warrants, an amount equal to the Current Market Price of a share of WTM common stock. Any cash payment by WTM to a Warrant holder pursuant to this provision shall be made by WTM 90 days after notice of the exercise the Warrants has been given to WTM by Warrant holder.

                              "Current Market Price" shall mean, with respect to each share of WTM common stock receivable upon exercise of a Series B Warrant, the difference between (i) the average of the closing price of a share of WTM common stock on the New York Stock Exchange, Inc., for the ten consecutive trading days immediately prior to the date Warrant holder gives written notice of its election to exercise such Series B Warrant and (ii) the Exercise Price.

Call Option on Warrants:      After the fourth anniversary of the issuance of
                              the Warrants, WTM may, at its option on one or more occasions, call all of the then outstanding
                              Warrants for cash in an aggregate amount equal to $60 million (assuming all Warrants are outstanding) or any portion of the Warrants for a ratable share of the $60 million purchase price.
                              Following notice of any call, the Warrant holder shall have at least 30 days to exercise any Warrants covered by such call before such Warrants are purchased pursuant to such call.
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Warrant Registration Rights:  After the exercise of the Warrants, Warrant holder will have (i) two demand registration rights in aggregate and (ii) unlimited incidental
                              ("piggyback") registration rights with respect to the WTM common stock received upon exercise, subject to customary pro rata "cut-backs" with WTM and any other selling equityholders at the discretion of a managing underwriter, provided, however, Warrant holder will not be subject to any such "cut-backs" with respect to a registration occasioned by its own demand. No other holder of WTM common stock will be granted any superior registration rights to those held by Berkshire
                              Hathaway, provided that Berkshire Hathaway acknowledges that the Equity Partners and CGNU will have the registration rights set forth in Exhibit E and Exhibit D, respectively. WTM will pay the registration expenses in connection with any such demand and piggyback rights other than any underwriting discounts and fees.
                              Notwithstanding the foregoing, WTM will not be obligated to register WTM common stock which could be sold under Rule 144(k).

Warrant Antidilution          With respect to any unexercised Warrants, Warrant
Adjustment:                   holder will be entitled to a customary
                              antidilution adjustment to the Exercise Price and/or the number of shares of WTM common stock to which the Warrants apply in the event WTM issues warrants, options or other rights to purchase or otherwise acquire additional stock or securities convertible into or exchangeable for additional
                              WTM common stock at a price per share less than fair market value or issues or sells WTM common stock at a price per share less than fair market value or in the event of stock splits, stock dividends, certain extraordinary distributions or dividends, or reorganizations. Berkshire Hathaway acknowledges that the Equity Partners will be issued convertible preferred stock by WTM, convertible into WTM common stock, in connection with the Transactions on the terms set forth in Exhibit E, that CGNU may be issued WTM common stock on the terms set forth in Exhibit D and that Berkshire Hathaway shall not be entitled to any antidilution adjustment for any such issuance or conversion.

Warrant Transferability:      Nontransferable except to one or more affiliates
                              of Berkshire Hathaway.

WTM Common Stock              Transferable only in accordance with applicable
Transferability               law. The WTM common stock has not been registered
                              under the Securities Act of 1933 and may not be
                              offered or sold in the United States or to U.S.
                              persons in the absence of such registration except
                              in reliance on an exemption from the Securities
                              Act.
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                                                                               2

                                                                       Exhibit A

Transactions:                 WTM is proposing to acquire the outstanding
                              capital stock of CGU Corporation, a Delaware corporation ("CGU") and an indirect wholly owned subsidiary of CGNU plc, for approximately $2.17 billion of which approximately $1.96 billion is payable in cash and $210 million is payable with a seller's note (see below). In addition, at the time of the acquisition, an approximately $500 million note between CGU and CGNU plc will be outstanding, after the reduction of the note by the proceeds from the sale of Pilot, CGNU's life insurance subsidiaries and certain other assets to CGNU plc, as described below.

                              WTM has formed TACK Holding Corp., a Delaware corporation ("Holdco"), to hold all the equity interests in TACK Acquisition Corp., a Delaware corporation ("Newco"), which was formed by WTM to acquire CGU.

                              At the closing, the following transactions (the "Transactions") shall occur:

                              Newco will acquire CGU on substantially the terms of the Stock Purchase Agreement in the form attached hereto as Exhibit B (the "Stock Purchase Agreement");

                              CGU will sell Pilot to CGNU for approximately $285 million;

                              Newco will issue Newco common stock to Holdco, and Holdco will issue Holdco common stock to WTM, for $725 million in cash contributed by WTM to Holdco and by Holdco to Newco;

                              WTM will issue not less than $300 million face amount of WTM convertible preferred stock on substantially the terms set forth in Exhibit E;

                              Newco will issue Newco common stock to Holdco, and Holdco will issue Holdco common stock to WTM, for approximately $725 million in net tangible assets (Folksamerica, Peninsula, Main Street America, American Centennial Insurance Company and British Insurance Company of Cayman) contributed by WTM to Holdco and by Holdco to Newco; these assets then will be contributed by Newco to CGU;

                              Newco will borrow $1 billion pursuant to the terms and conditions of a commitment letter (the "Commitment Letter") from Lehman Brothers Inc. substantially in the form attached hereto as Exhibit C (the "Financing");


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                                                                               3


                              Holdco will issue a seller's note for $210 million (the "Seller's Note") on the terms set forth in the term sheet attached hereto as Exhibit D to be repaid in cash or in WTM Common Stock, at Holdco's option, six months after closing; if repaid in WTM Common Stock, the stock will be priced at $174.50 per share; and

                              In exchange for a purchase price of $225 million, Berkshire Hathaway, Inc. will purchase Newco preferred stock; in addition, for a purchase price of $75 million(1) Berkshire Hathaway Inc. will purchase a warrant to purchase WTM common stock.

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     (1) This $75 million is included in the $725 million cash capital contribution by WTM to Holdco and by Holdco to Newco, described above.